UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Augsut 5, 2009

(Date of earliest event reported)

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue Sunnyvale, California 94085-4521 (408) 774-0330
(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 5, 2009, Pharmacyclics, Inc. (“Pharmacyclics” or the “Company”) announced the preliminary results of its rights offering to purchase up to 22,500,000 shares of the Company's common stock at a subscription price of $1.28 per share, which expired as of 5:00 p.m., EDT, on July 31, 2009.

The subscription agent informed the Company that based on a preliminary tabulation, as of the close of the offering the Company had received valid subscriptions from approximately 375 participants for the purchase of in excess of the 22,500,000 shares offered. The total gross proceeds anticipated to be received is $28,800,000.

The offering was oversubscribed and the proration of available over-subscription shares will be made in accordance with the procedures described in the Prospectus. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent as promptly as practicable.

The Company sold 22,500,000 shares of its common stock in this Offering. This will increase the number of total outstanding shares in the company to approximately 50,000,000 shares. Computershare, the subscription agent, will issue the shares purchased in this Rights Offering as soon as practicable.

Subscription rights that were not exercised by July 31, 2009 have expired.

A copy of the Press Release dated August 5, 2009 related to the matters set forth herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2009	Pharmacyclics, Inc.

	By:	/s/ Rainer Erdtmann
Rainer Erdtmann
VP Finance & Administration

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 5, 2009.